UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35186	38-1747023
(Commission File Number)	(IRS Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (954) 447-7920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2013, Spirit Airlines, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) and Indigo Florida L.P. and Long Bar Miramar LLC (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 12,070,920 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to the Underwriter at a price per share of $33.15. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The legal opinion letter of Latham & Watkins LLP regarding the validity of the Common Stock is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Company’s registration statement on Form S-3 (Reg. No. 333-182954).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 29, 2013, by and between Spirit Airlines, Inc., Barclays Capital Inc., Indigo Florida L.P. and Long Bar Miramar LLC

5.1	Opinion of Latham & Watkins LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2013	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 29, 2013, by and between Spirit Airlines, Inc., Barclays Capital Inc., Indigo Florida L.P. and Long Bar Miramar LLC

5.1	Opinion of Latham & Watkins LLP